Form N-SAR

Sub-Item 77Q1(e)
Copies of new or amended Registrant investment advisory contracts
33-63212, 811-7736


Amendment to Janus Aspen Series Investment Advisory Agreement - Janus Aspen Perkins Mid Cap Value Portfolio is incorporated herein by reference to Exhibit 4(ccccc) to Post-Effective Amendment No. 46 to Janus Aspen Series registration statement on Form N-1A, filed on February 13, 2009, accession number 0000950134-09-002700 (File No. 33-63212).

Amendment to Janus Aspen Series Investment Advisory Agreement - Janus Aspen Perkins Small Company Value Portfolio is incorporated herein by reference to
Exhibit 4(ddddd) to Post-Effective Amendment No. 46 to Janus Aspen Series registration statement on Form N-1A, filed on February 13, 2009, accession number 0000950134-09-002700 (File No. 33-63212).

Amendment to Janus Aspen Series Sub-Advisory Agreement - Janus Aspen Perkins Mid Cap Value Portfolio is incorporated herein by reference to Exhibit 4(eeeee) to Post-Effective Amendment No. 46 to Janus Aspen Series registration statement on Form N-1A, filed on February 13, 2009, accession number 0000950134-09-002700 (File No. 33-63212).

Amendment to Janus Aspen Series Sub-Advisory Agreement - Janus Aspen Perkins Small Company Value Portfolio is incorporated herein by reference to Exhibit 4(fffff) to Post-Effective Amendment No. 46 to Janus Aspen Series registration statement on Form N-1A, filed on February 13, 2009, accession number 0000950134-09-002700 (File No. 33-63212).